Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, David Kostman and Yaron Galai, Co-Chief Executive Officers (Principal Executive Officers) of Outbrain Inc. (the “Company”), and Jason Kiviat, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:
1.The Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 8, 2024

By:	/s/ David Kostman
Name: David Kostman
Title: Co-Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Yaron Galai
Name: Yaron Galai
Title: Co-Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Jason Kiviat
Name: Jason Kiviat
Title: Chief Financial Officer
(Principal Financial Officer)